Exhibit 3.96

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090832482-58
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/02/2009 12:30 PM
	Entity Number E0620642009-9

Articles of Organization Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	ENSCO Investments LLC — Check box if a Series Limited-Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☑ Commercial Registered Agent: The Corporation Trust Company of Nevada (Name) ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☑ Manager(s) OR ☐ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) James W. Swent III (Name) 100 New Bridge Street (Street Address), London, England (City), (State), EC4V 6JA (Zip Code) 2) Patrick C. Lowe (Name) 100 New Bridge Street (Street Address), London, England (City), (State), EC4V 6JA (Zip Code) 3) Zarksis D. Italia (Name) 100 New Bridge Street (Street Address), London, England (City), (State), EC4V 6JA (Zip Code)
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Daniel Ro-Trock (Name) X [signature] (Organizer Signature) 711 Louisiana Street, Suite 3400 (Address), Houston (City), TX (State), 77002 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] E.A. Wallace Assistant Secretary — 12/2/2009 (Date) Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles
Revised on 3-18-09

NV043 - 06/26/2009 CT System Online

LIMITED LIABILITY COMP ANY CHARTER I, ROSS MILLER, the Nevada Secretary of State, do hereby certify that ENSCO INVESTMENTS LLC did on December 2, 2009, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada. Certified By: Kathleen Perusse Certificate Number: C20091202-1942 You may verify this certificate online at http://www.nvsos.gov/ IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 2, 2009. ,d ~ ROSSMILLER Secretary of State